Exhibit 10.54

SECURED PROMISSORY NOTE

$5,000,000	Dated: March 7, 2011

FOR VALUE RECEIVED, the undersigned, CELLDEX THERAPEUTICS, INC., a Delaware corporation (“Celldex”) and CELLDEX RESEARCH CORPORATION, a Delaware corporation (“Celldex Research”; Celldex and Celldex Research are referred to herein individually and collectively, jointly and severally, as “Borrower”) HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”) the principal amount of FIVE MILLION DOLLARS ($5,000,000) or such lesser amount as shall equal the outstanding principal balance of the Term Loan made to Borrower by GECC, plus interest on the aggregate unpaid principal amount of the Term Loan, at the rates and in accordance with the terms of certain Loan and Security Agreement dated as of December 30, 2010 by and among Borrower, MIDCAP FUNDING V, LLC, a Delaware limited liability company (as assignee of MIDCAP FINANCIAL, LLC, a Delaware limited liability company (“MidCap”), as collateral agent (“Agent”), and MidCap as a “Lender” thereunder, as amended by a certain Joinder and First Loan Modification Agreement of even date herewith by and among Borrower, Agent and MidCap and GECC, as Lenders (the “Loan Agreement”).   If not sooner paid, the entire principal amount and all accrued interest hereunder and under the Loan Agreement shall be due and payable on Maturity Date as set forth in the Loan Agreement.

Borrower agrees to pay any initial partial month interest payment from the date of this Secured Promissory Note (this “Note”) to the first Payment Date (“Interim Interest”) on the first Payment Date.

Principal, interest and all other amounts due with respect to the Term Loan, are payable in lawful money of the United States of America to GECC as set forth in the Loan Agreement and this Note.  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by GECC and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of secured Term Loans to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2(c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term Loan, interest on the Term Loan and all other amounts due GECC under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by GECC in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.  This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Maryland.

Note Register; Ownership of Note.  The ownership of an interest in this Note shall be registered on a record of ownership maintained by GECC or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

CELLDEX THERAPEUTICS, INC.

By:	/s/ Anthony S. Marucci
Name:	Anthony S. Marucci
Title:	President and
Chief Executive Officer

CELLDEX RESEARCH CORPORATION

By:	/s/ Anthony S. Marucci
Name:	Anthony S. Marucci
Title:	President and
Chief Executive Officer